UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 4, 2011
BIODEL INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-33451

Delaware (State or other jurisdiction of incorporation or organization)	90-0136863 (IRS Employer Identification Number)

100 Saw Mill Road Danbury, Connecticut (Address of principal executive offices)	06810 (Zip code)
(203) 796-5000
(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
SIGNATURES

Item 2.05 Costs Associated with Exit or Disposal Activities.
     On January 4, 2011, the board of directors of Biodel Inc. (“Biodel”) committed to a restructuring plan resulting in a reduction in force affecting 16 employees, none of whom are executives of Biodel. The restructuring plan is primarily designed to align Biodel’s organizational structure to improve operational efficiencies in light of Biodel’s plan to determine whether one of its proprietary rapid-acting insulin or insulin analog formulations should be advanced in place of Linjeta™, which is the subject of a complete response letter from the U.S. Food and Drug Administration.
     Employees directly affected by the reduction in force have received notification and will be provided with severance payments and continuation of benefits for a limited term. The positions impacted are across Biodel’s business functions, including research and development, clinical, operations and general and administrative departments. As a result of the restructuring plan, Biodel estimates that it will record an aggregate restructuring charge of approximately $0.4 million in the second quarter of fiscal year 2011 for severance and other personnel related expenses, such as employee benefits.
     Biodel forward-looking statements
     This current report on form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to the workforce reduction plan and the amount and expected timing of costs, expense savings and other charges related to these activities. These forward-looking statements are based on the current intent and expectations of the management of Biodel. These statements are not guarantees of future performance or actions and involve risks and uncertainties that are difficult to predict. Biodel’s actual performance in the timing and outcome of actions and events may differ materially from those expressed or implied in the forward-looking statements because such statements are based on assumptions and projections relating to these activities that are inherently uncertain and may also be affected by risks such as: that the costs related to the workforce reduction plan may be higher than estimated; that the savings related to the workforce reduction plan may be lower than expected; and the other risks and uncertainties described in Biodel’s SEC reports filed under the Securities Exchange Act of 1934, including its annual report on form 10-K for the fiscal year ended September 30, 2010. Except as required by law, Biodel undertakes no obligation to update any forward-looking or other statements in this report, whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2011	BIODEL INC.
	By:	/s/ Gerard J. Michel
Gerard J. Michel, Chief Financial Officer

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